As filed with the Securities and Exchange Commission on May 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

(604) 210-2217

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2018 Equity Incentive Plan

(Full title of the plan)

Richard Stewart

Chairman and Chief Executive Officer

Achieve Life Sciences, Inc.

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

(604) 210-2217

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan Smith, Esq.

Robert Freedman, Esq.

Amanda Rose, Esq.

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value
— To be issued under the 2018 Equity Incentive Plan	336,055(2)	$3.93(3)	$1,320,697	$161
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2018 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2018 Equity Incentive Plan as of January 1, 2019.
(3)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on May 13, 2019.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Achieve Life Sciences, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 336,055 additional shares of common stock under the Registrant’s 2018 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP on January 1, 2019.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2018 (Registration No. 333-228253). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission March 14, 2019 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 27, 1995 (paper filing), pursuant to Section 12(b) of the Exchange Act, including any other amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	5/29/2013
4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	5/22/2015
4.3	Certificate of Amendment (Reverse Stock Split) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	8/2/2017
4.4	Certificate of Amendment (Name Change) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.2	8/2/2017
4.5	Certificate of Amendment (Removal of Cumulative Voting) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	11/1/2017
4.6	Certificate of Amendment (Reverse Stock Split) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.1	5/23/2018

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4.7	Certificate of Amendment (Increase in Authorized Shares) to Second Amended and Restated Certificate of Incorporation	8-K	033-80623	3.2	5/23/2018
4.8	Sixth Amended and Restated Bylaws	8-K	033-80623	3.1	1/5/2017
4.9	Amendment (Virtual Meeting) to Sixth Amended and Restated Bylaws	10-Q	033-80623	3.1	11/7/2018
4.10	Form of Registrant’s Common Stock certificate	10-Q	000-21243	4.1	11/10/2008
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2018 Equity Incentive Plan and forms of award agreements thereunder	10-Q	033-80623	10.1	11/7/2018

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 15th day of May 2019.

ACHIEVE LIFE SCIENCES, INC.

By:	/s/ Richard Stewart
Richard Stewart Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Stewart and John Bencich, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Richard Stewart Richard Stewart	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 15, 2019

/s/ John Bencich John Bencich	Chief Financial Officer (Principal Financial and Accounting Officer)	May 15, 2019

/s/ Anthony Clarke Anthony Clarke	Director	May 15, 2019

/s/ Scott Cormack Scott Cormack	Director	May 15, 2019

/s/ Donald R. Joseph Donald R. Joseph	Director	May 15, 2019

/s/ Martin Mattingly Martin Mattingly	Director	May 15, 2019

/s/ Jay M. Moyes Jay M. Moyes	Director	May 15, 2019

/s/ H. Stewart Parker H. Stewart Parker	Director	May 15, 2019